EXHIBIT 32.1

SECTION 906 CERTIFICATION OF THE CEO

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002  (Furnished but not filed)

In connection with the Quarterly Report of Favrille, Inc. on Form 10-Q for the quarter ended March 31, 2005 filed with the Securities and Exchange Commission (the “Report”), I, John P. Longenecker, President and Chief Executive Officer of Favrille, Inc., certify that:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Favrille, Inc..

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Favrille, Inc. and will be retained by Favrille, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date	May 13, 2005	By	/s/ John P. Longenecker
John P. Longenecker, Ph.D.,
President and Chief Executive Officer